Exhibit 99.1

Cadence Reports First Quarter 2012 Financial Results

SAN JOSE, Calif. — April 25, 2012 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter of fiscal year 2012.

Cadence reported first quarter 2012 revenue of $316 million, compared to revenue of $266 million reported for the same period in 2011. On a GAAP basis, Cadence recognized net income of $31 million, or $0.11 per share on a diluted basis in the first quarter of 2012, compared to net income of $6 million, or $0.02 per share on a diluted basis in the same period in 2011.

Using Cadence’s non-GAAP measure, net income in the first quarter of 2012 was $47 million, or $0.17 per share on a diluted basis, as compared to net income of $23 million, or $0.09 per share on a diluted basis in the same period in 2011.

“Cadence is off to a good start for 2012, with strong operating performance leading to an increase in our outlook,” said Lip-Bu Tan, president and chief executive officer. “We continue to roll out new technology, including the newest release of our Encounter digital design platform targeted at the 20-nanometer node, as well as new design IP products for memory, networking and high-performance computing.”

“Our operating performance in Q1 gives us confidence that we will achieve our long term profitability and growth objectives,” added Geoff Ribar, senior vice president and chief financial officer. “I am also pleased by the reduction in DSOs, accounts receivable and deferred revenue, driven by our ongoing efforts to match cash collections with the timing of revenue recognition.”

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook

For the second quarter of 2012, the company expects total revenue in the range of $315 million to $325 million. Second quarter GAAP net income per diluted share is expected to be in the range of $0.13 to $0.14. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.17 to $0.18.

For 2012, the company expects total revenue in the range of $1,270 million to $1,300 million. On a GAAP basis, net income per diluted share for 2012 is expected to be in the range of $0.45 to $0.49. Using the non-GAAP measure defined below, net income per diluted share for 2012 is expected to be in the range of $0.66 to $0.70.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled

Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a first quarter 2012 financial results audio webcast today, April 25, 2012, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 25, 2012 at 5 p.m. (Pacific) and ending May 9, 2012 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

Cadence enables global electronic design innovation and plays an essential role in the creation of today's integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.

Cadence, the Cadence logo and Encounter are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence's first quarter 2012 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence's control, including, among others: (i) Cadence's ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including customer consolidation and the possibility that restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence's filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under generally accepted accounting principles (GAAP), and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, including changes in the fair value of contingent consideration related to prior acquisitions, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that Cadence would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability.

Cadence’s management believes it is useful in measuring Cadence's operations to exclude amortization of intangible assets and integration and acquisition-related costs, including changes in the fair value of contingent consideration related to prior acquisitions, because these costs are inconsistent in size, are significantly impacted by the timing and valuation of those acquisitions and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense, because it is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations, and such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management. Cadence’s management also believes it is useful to exclude costs related to shareholder litigation because these costs are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. Cadence’s management believes that in measuring the company's operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive and other employee severance costs because exclusion of such costs permits consistent evaluations of Cadence’s performance. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company's investment activities.

Cadence’s management believes that non-GAAP net income provides useful supplemental information to Cadence’s management and investors regarding the performance of the company's business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	March 31, 2012	April 2, 2011
	(unaudited)
(in thousands)
Net income on a GAAP basis	$31,104	$6,323
Amortization of acquired intangibles	6,685	6,655
Stock-based compensation expense	11,525	9,357
Non-qualified deferred compensation expenses	1,798	1,762
Restructuring and other charges (credits)	(51)	(41)
Shareholder litigation costs	46	68
Integration and acquisition-related costs	448	474
Amortization of debt discount	5,089	6,519
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,949)	(4,391)
Income tax effect of non-GAAP adjustments	(8,195)	(3,468)

Net income on a non-GAAP basis	$46,500	$23,258

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income, net.

Diluted Net Income per Share Reconciliation	Three Months Ended
	March 31, 2012	April 2, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.11	$0.02
Amortization of acquired intangibles	0.03	0.03
Stock-based compensation expense	0.04	0.04
Non-qualified deferred compensation expenses	0.01	0.01
Restructuring and other charges (credits)	—	—
Shareholder litigation costs	—	—
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.02)
Income tax effect of non-GAAP adjustments	(0.03)	(0.01)

Diluted net income per share on a non-GAAP basis	$0.17	$0.09

Shares used in calculation of diluted net income per share — GAAP**	277,733	268,578
Shares used in calculation of diluted net income per share — non-GAAP**	277,733	268,578

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income, net.
**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.

Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence's current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning June 15, 2012, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company's current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence's business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Second Quarter 2012 Earnings Release is published, which is currently scheduled for July 25, 2012.

For more information, please contact:

Investors and Shareholders

Alan Lindstrom

Cadence Design Systems, Inc.

408-944-7100

investor_relations@cadence.com

Media and Industry Analysts

Nancy Szymanski

Cadence Design Systems, Inc.

408-473-8382

publicrelations@cadence.com

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Cadence Design Systems, Inc.

Condensed Consolidated Balance Sheets

March 31, 2012 and December 31, 2011

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
Current Assets:
Cash and cash equivalents	$659,687	$601,602
Short-term investments	3,287	3,037
Receivables	79,997	136,772
Inventories	41,720	43,243
2015 notes hedges	257,775	215,113
Prepaid expenses and other	69,178	64,216

Total current assets	1,111,644	1,063,983
Property, plant and equipment, net of accumulated depreciation of $662,068 and $658,990, respectively	257,743	262,517
Goodwill	192,445	192,125
Acquired intangibles, net of accumulated amortization of $82,530 and $91,542, respectively	166,528	173,234
Long-term receivables	7,555	11,371
Other assets	58,917	58,039

Total Assets	$1,794,832	$1,761,269

Current Liabilities:
Convertible notes	$297,653	$294,061
2015 notes embedded conversion derivative	257,775	215,113
Accounts payable and accrued liabilities	143,760	165,791
Current portion of deferred revenue	312,238	340,401

Total current liabilities	1,011,426	1,015,366

Long-Term Liabilities:
Long-term portion of deferred revenue	62,634	73,959
Convertible notes	133,459	131,920
Other long-term liabilities	126,561	128,894

Total long-term liabilities	322,654	334,773

Stockholders’ Equity	460,752	411,130

Total Liabilities and Stockholders’ Equity	$1,794,832	$1,761,269

Cadence Design Systems, Inc.

Condensed Consolidated Income Statements

For the Three Months Ended March 31, 2012 and April 2, 2011

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Revenue:
Product	$190,024	$141,819
Services	29,542	27,805
Maintenance	96,264	96,478

Total revenue	315,830	266,102

Costs and Expenses:
Cost of product	15,401	14,194
Cost of services	19,374	20,075
Cost of maintenance	11,811	10,898
Marketing and sales	83,795	78,372
Research and development	108,594	101,299
General and administrative	27,770	19,302
Amortization of acquired intangibles	3,786	4,459
Restructuring and other charges (credits)	(51)	(41)

Total costs and expenses	270,480	248,558

Income from operations	45,350	17,544
Interest expense	(8,537)	(10,986)
Other income, net	2,434	4,469

Income before provision for income taxes	39,247	11,027
Provision for income taxes	8,143	4,704

Net income	$31,104	$6,323

Basic net income per share	$0.12	$0.02

Diluted net income per share	$0.11	$0.02

Weighted average common shares outstanding — basic	267,940	261,533

Weighted average common shares outstanding — diluted	277,733	268,578

Cadence Design Systems, Inc.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2012 and April 2, 2011

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011
Cash and Cash Equivalents at Beginning of Period	$601,602	$557,409

Cash Flows from Operating Activities:
Net income	31,104	6,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,939	22,907
Amortization of debt discount and fees	5,734	7,263
Stock-based compensation	11,525	9,357
Gain on investments, net	(1,949)	(4,447)
Non-cash restructuring and other charges	63	65
Deferred income taxes	223	65
Provisions (recoveries) for losses (gains) on trade and installment contract receivables, net	—	(5,197)
Other non-cash items	683	488
Changes in operating assets and liabilities, net of effect of acquired businesses:
Current and long-term receivables	60,172	37,642
Inventories	(154)	(4,016)
Prepaid expenses and other	(5,545)	(5,456)
Other assets	(577)	1,662
Accounts payable and accrued liabilities	(19,582)	(20,681)
Deferred revenue	(39,315)	15,607
Other long-term liabilities	(3,612)	(5,217)

Net cash provided by operating activities	60,709	56,365

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	—	1,497
Proceeds from the sale of long-term investments	44	2,677
Purchases of property, plant and equipment	(8,201)	(5,181)
Investment in venture capital partnerships and equity investments	(250)	(608)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(1,041)	(2,538)

Net cash used for investing activities	(9,448)	(4,153)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	—	(2,829)
Tax effect related to employee stock transactions allocated to equity	2,842	160
Payment of acquisition-related contingent consideration	(39)	—
Proceeds from issuance of common stock	12,761	8,897
Stock received for payment of employee taxes on vesting of restricted stock	(6,173)	(2,854)

Net cash provided by financing activities	9,391	3,374

Effect of exchange rate changes on cash and cash equivalents	(2,567)	(787)

Increase in cash and cash equivalents	58,085	54,799

Cash and Cash Equivalents at End of Period	$659,687	$612,208

Cadence Design Systems, Inc.

As of April 25, 2012

Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share

(Unaudited)

	Three Months Ending	Year Ending
	June 30, 2012	December 29, 2012
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.13 to $0.14	$0.45 to $0.49
Amortization of acquired intangibles	0.02	0.09
Stock-based compensation expense	0.04	0.17
Non-qualified deferred compensation expenses	—	0.01
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.04)	(0.13)

Diluted net income per share on a non-GAAP basis	$0.17 to $0.18	$0.66 to $0.70

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income, net.

Cadence Design Systems, Inc.

As of April 25, 2012

Impact of Non-GAAP Adjustments on Forward Looking Net Income

(Unaudited)

	Three Months Ending	Year Ending
	June 30, 2012	December 29, 2012
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$35 to $40	$126 to $138
Amortization of acquired intangibles	7	26
Stock-based compensation expense	10	49
Non-qualified deferred compensation expenses	—	2
Integration and acquisition-related costs	—	1
Amortization of debt discount	5	21
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(2)
Income tax effect of non-GAAP adjustments	(10)	(37)

Net income on a non-GAAP basis	$47 to $52	$186 to $198

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income, net.

Cadence Design Systems, Inc.

(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2010					2011					2012
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1
Americas	40%	46%	43%	45%	43%	44%	47%	44%	44%	45%	44%
Europe	22%	23%	20%	23%	22%	21%	20%	21%	20%	20%	19%
Japan	23%	14%	20%	14%	18%	19%	17%	18%	17%	18%	18%
Asia	15%	17%	17%	18%	17%	16%	16%	17%	19%	17%	19%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2010					2011					2012
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification and Design IP	22%	26%	25%	22%	24%	28%	33%	30%	32%	30%	30%
Digital IC Design	21%	21%	23%	26%	23%	24%	21%	22%	21%	22%	23%
Custom IC Design	27%	26%	24%	27%	26%	20%	22%	23%	23%	22%	23%
Design for Manufacturing	9%	6%	8%	7%	7%	8%	6%	6%	6%	7%	7%
System Interconnect	9%	10%	10%	8%	9%	10%	8%	9%	8%	9%	8%
Services & Other	12%	11%	10%	10%	11%	10%	10%	10%	10%	10%	9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance